Exhibit 4.1

FIRST AMENDMENT TO

MARTI TECHNOLOGIES, INC.

2023 INCENTIVE AWARD PLAN

THIS FIRST AMENDMENT (this “Amendment”) to the Marti Technologies, Inc. 2023 Incentive Award Plan is made and adopted by the Board of Directors (the “Board”) of Marti Technologies, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), effective as of December 24, 2024 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Marti Technologies, Inc. 2023 Incentive Award Plan (the “Plan”);

WHEREAS, pursuant to Section 10.4 of the Plan, the Board has the authority to amend the Plan from time to time, including to increase the maximum aggregate number of shares of Shares available for issuance thereunder; and

WHEREAS, the Board believes it is in the best interests of the Company and its shareholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	Section 11.14 of the Plan is hereby deleted and replaced in its entirety with the following:

“11.14 [Intentionally Blank]”

2.	Sections 11.31, 11.32, 11.33, 11.34, 11.35 and 11.36 of the Plan are hereby deleted and replaced in their entirety with the following:

“11.31 “LTIP Event I” means the date on which the daily volume-weighted average sale price of one Share quoted on the New York Stock Exchange (or the exchange on which the Shares are then listed) is greater than or equal to $2.06 for any ten (10) Trading Days (which may or may not be consecutive) within any twenty (20) consecutive Trading Day period within the LTIP Period.

11.32 “LTIP Event II” means the date on which the daily volume-weighted average sale price of one Share quoted on the New York Stock Exchange (or the exchange on which the Shares are then listed) is greater than or equal to $2.57 for any ten (10) Trading Days (which may or may not be consecutive) within any twenty (20) consecutive Trading Day period within the LTIP Period.

11.33 “LTIP Event III” means the date on which the daily volume-weighted average sale price of one Share quoted on the New York Stock Exchange (or the exchange on which the Shares are then listed) is greater than or equal to $3.22 for any ten (10) Trading Days (which may or may not be consecutive) within any twenty (20) consecutive Trading Day period within the LTIP Period.

11.34 “LTIP Event IV” means the date on which the daily volume-weighted average sale price of one Share quoted on the New York Stock Exchange (or the exchange on which the Shares are then listed) is greater than or equal to $4.03 for any ten (10) Trading Days (which may or may not be consecutive) within any twenty (20) consecutive Trading Day period within the LTIP Period.

11.35 “LTIP Event V” means the date on which the daily volume-weighted average sale price of one Share quoted on the New York Stock Exchange (or the exchange on which the Shares are then listed) is greater than or equal to $5.03 for any ten (10) Trading Days (which may or may not be consecutive) within any twenty (20) consecutive Trading Day period within the LTIP Period.

11.36 “LTIP Event VI” means the date on which the daily volume-weighted average sale price of one Share quoted on the New York Stock Exchange (or the exchange on which the Shares are then listed) is greater than or equal to $6.29 for any ten (10) Trading Days (which may or may not be consecutive) within any twenty (20) consecutive Trading Day period within the LTIP Period.”

3.	Section 11.40 of the Plan is hereby deleted and replaced in its entirety with the following definition:

“11.40 “Overall Share Limit” means the sum of (a) 17,262,448 Shares, (b) any Shares which, following the Effective Date, become available for issuance under the Plan pursuant to the second sentence of Section 4.1 and (c) any Shares subject to Prior Plan Awards as of the Effective Date which, following the Effective Date, become available for issuance under the Plan pursuant to Section 4.2.”

4.	Sections 11.47 and 11.48 of the Plan are hereby deleted and replaced in their entirety with the following:

“11.47 [Intentionally Blank]

11.48 [Intentionally Blank]”

5.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

6.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature page follows]

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I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Marti Technologies, Inc. on December 24, 2024.

Executed on this 24th day of December, 2024.

By:	/s/ Cankut Durgun
Name:	Cankut Durgun
Title:	President/Director

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